Exhibit 5

April 22, 1997

Travelers Property Casualty Corp.
One Tower Square
Hartford, CT 06183

Ladies and Gentlemen:

I am General Counsel of Travelers Property Casualty Corp., a Delaware corporation (the "Company"). I have acted as counsel to the Company in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 500,000 shares of class A common stock, $.01 par value per share (the "Shares"), of the Company relating to the Travelers Group 401(k) Savings Plan (the "Plan") and interests in the Plan.

In connection with the foregoing, I or attorneys under my supervision have examined the minute books and stock records of the Company, the Restated Certificate of Incorporation and By-Laws of the Company, the Registration Statement, the Plan and resolutions duly adopted by the Board of Directors of the Company relating to the Plan. In addition, I or attorneys under my supervision have reviewed such other documents and instruments and have conferred with various officers and directors of the Company and have ascertained or verified to my satisfaction such additional facts as I have deemed necessary or appropriate for the purposes of this opinion. In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as certified, photostatic or facsimile copies, and the authenticity of the originals of such latter documents.

Based upon the foregoing I am of the opinion that the Shares to be issued under the Plan have been duly authorized and, when issued and delivered in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

My opinion is limited to matters governed by the Federal laws of the United States of America and the General Corporation Law of the state of Delaware. I am not admitted to the practice of law in the state of Delaware.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,


                                                     /s/James M. Michener
                                                     ---------------------------
                                                     James M. Michener
                                                     General Counsel


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